                                  Exhibit 23(f)



VORYS, SATER, SEYMOUR AND PEASE


                                     CONSENT

Board of Directors
Camco Financial Corporation
814 Wheeling Avenue
Cambridge, Ohio 43275

Gentlemen:

         We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 (the "Registration Statement") filed by Camco with the Securities and Exchange Commission for registration of are familiar with the proceedings taken and proposed to be taken by Camco Financial Corporation ("Camco") in connection with the issuance and sale by Camco of up to 940,412 shares of its common stock, $1.00 par value (the "Shares"), in connection with Camco's acquisition of First Ashland Financial Corporation ("First Ashland"); to the statements with respect to our firm appearing under the heading "LEGAL MATTERS" in the Prospectus and Joint Proxy Statement which is included in the Form S-4 (the "Prospectus"); to the reference to our firm name under the heading "THE MERGER - Income Tax Consequences" in the Prospectus; and to the filing of our opinions which concern tax matters and the legality of the Shares being registered, as exhibits to the Form S-4.

                                          Very truly yours,

                                          Vorys, Sater, Seymour and Pease



Cincinnati, Ohio
June 19, 1996